                                  FORM OF PROXY CARD

                              PANORAMA SERIES FUND, INC.
                           Government Securities Portfolio

  PROXY FOR A SPECIAL  MEETING OF  SHAREHOLDERS  TO BE HELD ON APRIL 25, 2008

The  undersigned,  revoking prior proxies,  hereby appoints Brian Wixted,  Brian
Szilagyi,  and Kathleen Ives, and each of them, as attorneys-in-fact and proxies of the undersigned,  with full power of substitution, to vote shares held in the name  of  the  undersigned  on  the  record  date  at  the  Special  Meeting  of
Shareholders  Government Securities Portfolio (the "Panorama Fund"), a series of
Panorama  Series Fund,  Inc.,  to be held at 6803 South Tucson Way,  Centennial,
Colorado,  80112,  on April 25,  2008,  at 1:00 P.M.  Mountain  Time,  or at any
adjournment  thereof,  upon the proposals described in the Notice of Meeting and
Proxy Statement, which have been received by the undersigned.

     This proxy is solicited on behalf of the Fund's Board of Directors, and the proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Directors.

     When  properly  executed,  this  proxy  will be voted as  indicated  on the reverse side or "FOR" the proposals if no choice is indicated. The proxy will be voted in  accordance  with the  proxy  holders'  best  judgment  as to any other matters that may arise at the Meeting.

Note: Please sign this proxy exactly as your name or names appear hereon.
Each joint owner should sign.  Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

_____________________________________________________
 Signature                                Date

_____________________________________________________
 Signature (if held jointly)             Date

_________________________________
 Title if a corporation, partnership or other entity

YOUR VOTE IS  IMPORTANT,  NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE
ARE SUBMITTING FOR YOUR  CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS
A FUND  SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY  STATEMENT AND CAST
YOUR VOTE USING EITHER OF THE METHODS DESCRIBED BELOW.

Two simple methods to vote your proxy:

1. Touchtone         Simply dial toll-free 1-866-458-9856 and follow the automated                 Check Digit:
Phone:               instructions. Please have this proxy card available at the time of the call.
2. Mail:             Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

TAGID: "TAG ID"                                               CUSIP: "CUSIP"

                                                              PROXY CARD

                            PANORAMA SERIES FUND, INC.
                         Government Securities Portfolio
      PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2008

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example:

PROPOSALS:

     1. To approve an Agreement and Plan of Reorganization between Panorama Fund and Oppenheimer Core Bond Fund/VA ("Core Bond Fund/VA"), a series of Oppenheimer
Variable Account Funds, and the transactions  contemplated  thereby,  including:
(a) the transfer of  substantially  all the assets of Panorama Fund to Core Bond
Fund/VA  in  exchange  for  Non-Service  shares  of Core Bond  Fund/VA;  (b) the distribution  of  Non-Service  shares of Core Bond  Fund/VA to  shareholders  of
Panorama Fund in complete liquidation of Panorama Fund; and (c) the cancellation of the outstanding shares of Panorama Fund; and

     2. To act upon such other matters as may properly come before the Meeting.

                                 FOR            AGAINST            ABSTAIN